Exhibit 99.1

Citigate Sard Verbinnen                                                NEWS


FOR IMMEDIATE RELEASE.

Contacts
For New Valley:                                   For GBI Capital Management:
George Sard/Anna Cordasco/Paul Caminiti           Richard Rosenstock
Citigate Sard Verbinnen                           516/470-1101
212/687-8080


                New Valley and GBI Capital Management Enter Into
             Amendments to Previously Announced Ladenburg Agreement

    GBI Capital Management Annual Meeting of Shareholders to be held on May 7

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         MIAMI, FL, April 26, 2001 - New Valley Corporation (NASDAQ: NVAL) ("New
Valley") and GBI Capital Management Corp. (AMEX:GBC) ("GBI") today announced that they have entered into certain amendments to the definitive agreement previously announced on February 9, 2001 under which GBI will acquire New Valley's broker-dealer subsidiary, Ladenburg, Thalmann & Co. Inc., in exchange for a combination of cash, convertible promissory notes and shares of GBI's common stock. Upon completion of the transaction, as amended, the companies estimate that New Valley will own approximately 52.5% of the outstanding shares of GBI.

         Under the terms of the original agreement, New Valley and Berliner Effektengesellschaft AG ("Berliner") were to sell all of the outstanding shares of common stock of Ladenburg, Thalmann & Co. Inc. ("Ladenburg") to GBI for 18,181,818 shares of GBI common stock, $10,000,000 aggregate principal amount of senior convertible promissory notes and $10,000,000 in cash. The agreement had provided for an adjustment, in certain situations, of the purchase price to be paid by GBI for the common stock of Ladenburg. The amendment replaces this purchase price adjustment clause. Under the new provision, New Valley and Berliner will receive an additional number of shares of GBI common stock based on the respective changes in the total stockholder equities of GBI and Ladenburg through the end of the calendar month immediately preceding the month in which the closing of the transaction occurs. The amendment to the agreement also provides for the conversion price of the notes that will be issued to New Valley and Berliner to be adjusted in the same manner as the adjustment in the number of shares of GBI common stock.

         GBI has adjourned its annual meeting of shareholders to May 7, 2001 in order for its shareholders to approve the transaction, as amended. It is anticipated that the closing of the transaction will take place promptly following the meeting.

         GBI Capital Management Corp.'s main operating subsidiary, GBI Capital Partners, is a full-service securities and trading firm providing personalized investment recommendations and service to individual and institutional investors. GBI Capital Partners is headquartered in Bethpage, NY and operates offices in New York City, Fort Lauderdale and San Francisco.

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         Founded in 1876 and a NYSE member since 1879, Ladenburg is a full service investment banking and brokerage firm based in New York, with regional offices in Los Angeles, Boca Raton, Great Neck, Cleveland and Las Vegas. The Research division's strategic focus is on the Cable, Media, Entertainment, Telecommunications and retail sectors. Ladenburg's corporate finance department specializes in middle market companies and emerging growth businesses. The firm's retail brokerage division, Private Client Services, leverages the firm's research and asset management capabilities.

         New Valley is principally engaged in the investment banking and brokerage business, through Ladenburg Thalmann & Co. Inc., and the real estate business in Russia, through BrookeMil Ltd. and Western Realty.

                                           # # #

         This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. New Valley and GBI have tried, whenever possible, to identify these forward-looking statements using words such as "anticipates", "believes", "estimates", "expects", "plans", "intends" and similar expressions. These statements reflect New Valley's and GBI's current beliefs and are based upon information currently available to them. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause New Valley's and GBI's actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties and contingencies include those set forth in New Valley's Annual Report on Form 10-K for the year ended December 31, 2000 and GBI's Annual Report on Form 10-K, as amended, for the year ended September 30, 2000, and other factors detailed from time to time in their other filings with the Securities and Exchange Commission. Neither New Valley nor GBI undertakes any obligation to update or advise upon any such forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.



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